                                  4,560,000 Shares

                             JACOR COMMUNICATIONS, INC.

                                    Common Stock

                             ($.01 Par Value Per Share)

                               UNDERWRITING AGREEMENT

                                                               February 3, 1998




DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
GOLDMAN SACHS & CO.
MORGAN STANLEY & CO.
     INCORPORATED
SMITH BARNEY INC.
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    277 Park Avenue
    New York, New York  10172

Ladies and Gentlemen:

          Jacor Communications, Inc., a Delaware corporation (the "Company"), and Jacor Communications Company ("JCC"); Broadcast Finance, Inc.; Cine Films, Inc.; Cine Guarantors, Inc.; Cine Guarantors II, Inc.; Cine Guarantors II, Ltd.; Cine Mobile Systems Int'l. N.V.; Cine Movil S.A. de C.V.; Citicasters Co.; GACC-N26LB, Inc.; Great American Merchandising Group, Inc.; Great American Television Productions, Inc.; Inmobilaria Radial, S.A. de C.V.; Jacor Broadcasting Corporation; Jacor Broadcasting of Atlanta, Inc.; Jacor Broadcasting of Charleston, Inc.; Jacor Broadcasting of Colorado, Inc.; Jacor Broadcasting of Denver, Inc.; Jacor Broadcasting of Florida, Inc.; Jacor Broadcasting of Kansas City, Inc.; Jacor Broadcasting of Las Vegas, Inc.; Jacor Broadcasting of Las Vegas II; Jacor Broadcasting of Louisville, Inc.; Jacor Broadcasting of Louisville II, Inc.; Jacor Broadcasting of Salt Lake City, Inc.; Jacor Broadcasting of Salt Lake City II, Inc.; Jacor Broadcasting of St. Louis, Inc.; Jacor

Broadcasting of San Diego, Inc.; Jacor Broadcasting of Sarasota, Inc.; Jacor Broadcasting of Tampa Bay, Inc.; Jacor Broadcasting of Toledo, Inc.; Jacor Broadcasting of Youngstown, Inc.; Jacor Cable, Inc.; Jacor Licensee of Charleston, Inc.; Jacor Licensee of Kansas City, Inc., Jacor Licensee of Las Vegas, Inc.; Jacor Licensee of Las Vegas II, Inc.; Jacor Licensee of Louisville, Inc.; Jacor Licensee of Louisville II, Inc.; Jacor Licensee of Salt Lake City, Inc.; Jacor Licensee of Salt Lake City II, Inc.; Jacor/Premiere Holding, Inc.; JBSL, Inc.; Location Productions, Inc.; Location Productions II, Inc.; Multiverse Acquisition Corp.; Noble Broadcast Center, Inc.; Noble Broadcast Group, Inc.; Noble Broadcast Holdings, Inc.; Noble Broadcast Licenses, Inc.; Noble Broadcast of San Diego, Inc.; Nobro, S.C.; Nova Marketing Group, Inc.; NSN Network Services, Ltd.; Premiere Radio Networks, Inc.; Radio-Active Media, Inc.; Sports Radio Broadcasting, Inc.; Sports Radio, Inc.; The Sy Fischer Company Agency, Inc.;VTTV Productions; and WHOK, Inc. each a direct or indirect subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise (collectively, the "Subsidiaries" and together with the Company, the "Registrants") confirm their agreement with the several Underwriters listed in Schedule I hereto (the "Underwriters") for whom Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Smith Barney Inc. (collectively, the "Representatives") have been duly authorized to act as representatives as follows:

          1. THE SHARES. Subject to the terms and conditions herein set forth, the Company proposes to sell to the Underwriters an aggregate of 4,560,000 shares (the "Firm Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"). The Company also proposes to sell to the several Underwriters an aggregate of not more than 513,000 additional shares of Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares".

          The Shares are being issued and sold to fund, in part, the consideration to be paid by the Company under the Nationwide Agreement (as defined below). Alternatively and pending such uses, the Company intends to use the net proceeds for general corporate purposes, including acquisitions of other broadcast properties and broadcast related businesses and to repay in part outstanding indebtedness under the revolving credit component of the Credit Facility (defined below).

          The Pending Transactions (as such term is defined in the Prospectus) include, among other things, the acquisition (the "Nationwide Acquisition") of 17 radio stations (the "Nationwide Stations") from Nationwide (as defined below) pursuant to an Agreement of Sale (the "Nationwide Agreement") dated as of December 19, 1997, by and among JCC, Citicasters Co. and Nationwide Communications, Inc.,
Nationwide Mutual Insurance Company, Employers Insurance of Wasau, San Diego Lotus Corp. and The Beak and Wire Corporation (collectively, "Nationwide").

          Prior to or concurrently with the issuance and sale of the Shares, the Company and JCC, as applicable will (i) issue and sell liquid yield option notes in the aggregate principal amount at maturity of $383,573,000 (excluding $43,344,000 aggregate principal amount at maturity subject to an over-allotment option) due 2018 (the "LYONs"); and (ii) issue and sell $120.0 million aggregate principal amount of 8% Senior Subordinated Notes due 2010 (the "Sub Notes"). This Underwriting Agreement and all agreements and documents executed in connection with the Pending Transactions and all documents and agreements related to each of the offering of the LYONs (the "LYONs Offering") and the offering of the Sub Notes (the "Sub Notes Offering") are collectively referred to herein as the "Transaction Documents."

          2. REGISTRATION STATEMENT AND PROSPECTUS. The Registrants have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a "shelf" registration statement on Form S-3 (No. 333-40127), including a prospectus, relating to debt securities, preferred stock, depository shares and common stock, and will promptly file with the Commission a prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the Act. The registration statement, as amended at the time it became effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case, all documents incorporated or deemed incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus or term sheet subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act (as applicable), and any additional registration statement relating to the issuance of additional shares of Common Stock filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus, constituting a part of the Registration Statement at the time it became effective, or such revised prospectus as shall be provided to the Underwriters for use in connection with the offering of the Shares that differs from the prospectus on file with the Commission at the time the Registration Statement became effective including any prospectus supplement, and including, in each case, all documents incorporated or deemed incorporated by reference therein, if any, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, and including any preliminary prospectus supplement subject to completion and any term sheet meeting the requirements of Rule 434(c), filed pursuant to Rule 424(b), in the form used to confirm sales of the Shares, are hereinafter referred to collectively as the "Prospectus."

          3. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per share of $48.48 (the "Purchase Price") the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the Underwriters up to 513,000. Additional Shares,
(ii) the Underwriters shall have a right to purchase, severally and not jointly, from time to time, up to an aggregate of 513,000. Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as DLJ may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

          The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) Zell/Chilmark Fund, L.P., pursuant to which each such person will agree, not to, offer to sell, sell, distribute, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, shares of Common Stock owned by them, for a period of 120 days after the date of the prospectus supplement, dated February 3, 1998 (the "Prospectus Supplement"), except (A) with the prior written consent of DLJ, (B) pursuant to this Agreement, (C) pursuant to stock options or stock option plans referred to in the Prospectus or (D) in the case of the Company, in connection with the issuance of shares of Common Stock in connection with the conversion of the LYONs due 2011 (as defined herein) and the LYONs and acquisition transactions in which the recipients of such Shares are restricted from selling such Shares until after the expiration of 120 days from the date of the Prospectus Supplement.

          In addition, the Company agrees it will inform certain former shareholders of Regent Communications, Inc. who hold shares of the Company's Common Stock and/or warrants for the Company's Common Stock that they may not sell any of such shares or warrants pursuant to the shelf registration statement currently in effect providing for the registration and distribution of such shares and warrants for a period of 30 days from the date of the Prospectus.

          4. DELIVERY AND PAYMENT. Delivery to you of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on February 9, 1998 (the "Closing Date"), at such place as DLJ shall reasonably designate. The Closing Date and the location of delivery of the Firm Shares may be varied by agreement between DLJ and the Company.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as DLJ shall designate, at 9:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from DLJ to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time not later than 30 days after the date of this Agreement. Any Option Closing Date and the location of delivery of and payment for the Additional Shares may be varied by agreement among DLJ and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as DLJ shall request in writing not later than two full business days prior to the Closing Date, or the applicable Option Closing Date, as the case may be, and shall be made available to you at the offices of DLJ (or such other place as shall be acceptable to you) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date, or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of Federal or other funds immediately available in New York City, to the order of the Company.

          5. AGREEMENTS OF THE REGISTRANTS. The Registrants agree with each of you that:

          (a) The Registrants will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use their best efforts to cause their Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Registrants will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A and, if applicable, Rule 462, under the Act.

           (b) The Registrants will advise you promptly and, if requested by any of you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or any other regulatory authority, and (iv) of the happening of any event during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Shares by you which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the

     Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) The Registrants will furnish to you without charge two (2) signed copies (plus one (1) additional signed copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) The Registrants will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof (or such reasonable amount of time as is necessitated by the exigency of such amendment or supplement) or to which you shall reasonably object; and the Registrants will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and will use their best efforts to cause any amendment to the Registration Statement to become effective as promptly as possible.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Shares by you, it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriters and dealers may reasonably request. The Registrants consent to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act or the Exchange Act to be delivered in connection therewith.

          (f) If during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Shares by you any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with any law, the Registrants will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as such Underwriters and dealers may reasonably request.

          (g) Prior to any public offering of the Shares, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Shares.

          (h) The Company will make generally available to its security holders as soon as reasonably practicable a consolidated earning statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available.

          (i) The Registrants will timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act.

          (j) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (ii) from time to time such other information concerning the Company as you may request.

          (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Registrants will pay and be

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     responsible for all costs, expenses, fees and taxes in connection with or incident to (i) the printing, processing, filing, distribution and delivery under the Act or the Exchange Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments or supplements thereto, (ii) the printing, processing, execution, distribution and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares, (iii) the registration with the Commission and the issuance and delivery of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) above (including, in each case, the fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested by you, (vi) filing, registration and clearance with the NASD in connection with the offering of the Shares (including any filing fees in connection therewith and the fees and disbursements of counsel relating thereto), (vii) any "qualified independent underwriter" as required by Section 2720 of the Conduct Rules of the NASD (including fees and disbursements of counsel for such qualified independent underwriter), (viii) the printing, processing, execution, distribution and delivery of the Transaction Documents and all other agreements, memoranda, correspondence and other documents, printed, distributed and delivered in connection with the Transaction Documents and
     (ix) the performance by the Registrants of their other obligations under this Agreement, the cost of their personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares, and all expenses and taxes incident to the sale and delivery of the Shares to you.

          (l) The Company will use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

          (m) The Company will cause the Shares to be quoted on the Nasdaq National Market and will use its reasonable best efforts to maintain such quotation while any of the Shares are outstanding.

          (n) The Registrants will use their best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Shares.

          (o) The Company will timely complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act, and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares.

          (p) During the period beginning on the date of this Agreement and continuing to and including the Closing Date and the latest applicable Option Closing Date, as the case may be, except as described under "Transactions" in the Prospectus with respect to the Pending Transactions and under "Prospectus Supplement Summary-Recent Developments" with respect to certain other potential transactions, there will be no transactions entered into by the Company or any of its Subsidiaries which are material with respect to the Company or any of the Subsidiaries, respectively, taken individually or as a whole, as determined in accordance with the provisions of Rule 3-05 of Regulation S-X or other standards for materiality as may be agreed upon by the Company and the Underwriters and there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or other equity interests.

          6. REPRESENTATIONS AND WARRANTIES. The Registrants represent and warrant to each of you that:

          (a) When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through DLJ expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements with respect to price and underwriting discount and the last paragraph all as set forth on the cover page and in paragraphs three, seven and eight under the caption "Underwriting" in the Prospectus (or any amendment or supplement) constitute the only written information furnished to the Company by DLJ expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission).

          (b) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the Prospectus included in the Registration Statement.

          (c) Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

          (d) The Company and each of its Subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and, as applicable, to authorize the offering of the Shares, to execute, deliver and perform this Agreement, and to issue, sell and deliver the Shares, and to execute, deliver and perform the Transaction Documents, as applicable, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the respective properties, business, results of operations, condition (financial or otherwise), affairs or prospects of each of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

          (e) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company and, upon completion of the transactions contemplated by the Transaction Documents, substantially all of the assets of the Nationwide Stations (other than as described in the Prospectus) will be owned directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for Liens arising under the Amended and Restated Credit Agreement, dated as of September 16, 1997, by and among The Chase Manhattan Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of America, Illinois, as Syndication Agent (the "Credit Facility".) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

         (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the Shares by the Company will not be subject to preemptive or other similar rights.

          (g) None of the Company or any of the Subsidiaries and is in violation of their respective charters or bylaws or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject.

          (h) The Transaction Documents have been duly authorized and validly executed and delivered by the Registrants and constitute valid and legally binding agreements of the Registrants, as applicable, enforceable against the Registrants, as applicable, in accordance with their terms (assuming, in the case of each of the Transaction Documents, the due execution and delivery thereof by each party thereto).

          (i) The execution and delivery of this Agreement by the Registrants, the issuance and sale of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the execution and delivery of the Transaction Documents by each of the Registrants, as applicable, and the consummation of the Pending Transactions will not (1) conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of the Subsidiaries or any of the terms or provisions of, or (2) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries or is or may be subject, or (3) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of the Subsidiaries or any of their respective properties.

          (j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or any of their respective properties, which is required to be disclosed in the Registration Statement or the Prospectus, or which could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or the consummation of the Transaction Documents or the Pending Transactions, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Registration Statement or the

     Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed.

          (k) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 4(g) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Shares, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 4(g) hereof; no action, suit or proceeding is pending against or, to the best of the Company's knowledge, threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity of the Transaction Documents; and every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

          (l) (i) None of the Company, any of the Subsidiaries and Nationwide with respect to the Nationwide Stations is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations, except to the extent that any such violation could not have a Material Adverse Effect or otherwise require disclosure in the Prospectus; and (ii) to the best knowledge of the Company and any of the Subsidiaries, after due inquiry, (A) none of the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations and any of the other parties to the Transaction Documents (the "Pending

     Transaction Parties") with respect to the properties and radio stations to be purchased or sold pursuant to the Transaction Documents (the
     "Pending Properties") has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future, (B) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and the Pending Transaction Parties with respect to the Pending Properties, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") that could have a Material Adverse Effect or otherwise require disclosure in the Prospectus, and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and the Pending Transaction Parties with respect to the Pending Properties, or against any person or entity whose liability for any Environmental Claim the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and the Pending Transaction Parties with respect to the Pending Properties, have retained or assumed either contractually or by operation of law. In the ordinary course of its business, each of the Company and the Subsidiaries and Nationwide with respect to the Nationwide Stations conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company and the Subsidiaries, have reasonably concluded that such associated costs and liabilities could not have a Material Adverse Effect.

          (m) None of the Company, any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, and to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has violated any Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, engaged in any unfair labor practice, which in each case described in this sentence could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries, Nationwide with respect to the Nationwide Stations, or the Pending Transaction Parties with respect to the Pending Properties and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of the Subsidiaries, or the Pending Transaction Parties with respect to the Pending Properties, and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a Material Adverse Effect.

          (n) The Company, each of its Subsidiaries and Nationwide with respect to the Nationwide Stations each have good and marketable title, free and clear of all Liens, to all property and assets described in the Registration Statement as being owned by it, except for (i) Liens pursuant to the Credit Facility, (ii) Liens on general office equipment which are not material to the Company's operations and (iii) Liens on the Nationwide Stations which will be released upon consummation of the Nationwide Acquisition. All leases to which the Company, the Subsidiaries or Nationwide with respect to the Nationwide Stations are a party are valid and binding and no default has occurred or is continuing thereunder and the Company, each of its Subsidiaries and Nationwide with respect to the Nationwide Stations enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or any such Subsidiary or Nationwide with respect to the Nationwide Stations.

          (o) The respective firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company, E.F.M. Media Management, Inc., E.F.M. Publishing, Inc., PAM Media, Inc., Archon Communications, Inc., Synergy Broadcast Investment Enterprises, L.L.C., Worldstar, Inc., Multiverse Networks L.L.C., Shanahan Broadcasting, Inc., (collectively, the "C&L Audited Companies"), Nationwide, Premiere and Jacor Broadcasting of Youngstown, Inc. filed, to be filed or incorporated by reference with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company, the Subsidiaries, the C&L Audited Companies, Premiere, Nationwide and Jacor Broadcasting of Youngstown, Inc. as required by the Act. The consolidated historical and PRO FORMA financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company, the Subsidiaries, the C&L Audited Companies, Premiere, Nationwide and Jacor Broadcasting of Youngstown, Inc. at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such PRO FORMA financial statements have been prepared on a basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and the Transaction Documents. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, the C&L Audited Companies, Premiere, Nationwide and Jacor Broadcasting of Youngstown, Inc.

          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Date, none of the Company, any of the Subsidiaries or Nationwide with respect to the Nationwide Stations have incurred any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which could reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Change").

          (q) All tax returns required to be filed by the Company and any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

          (r) No authorization, approval or consent or order of, or filing with, any court or governmental body or agency is necessary in connection with the transactions contemplated by the Transaction Documents, except such as may (i) be required by the NASD, (ii) are disclosed in the Prospectus or (iii) have been obtained and made under the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "TIA") or state securities or "Blue Sky" laws or regulations. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (s) (i) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, any of the Pending Transaction Parties with respect to the Pending Properties, has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities (including the Federal Communications Commission ("FCC")), all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect, (iii) each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iv) each commercial radio broadcast station identified in the Prospectus as owned and operated by any of the Company, the Subsidiaries or Nationwide with respect to the Nationwide Stations, or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, as applicable, is operating with the maximum facilities specified by the Authorization pertaining thereto.

          (t) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
     (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (u) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

          (v) The Shares have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

          (w) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and none of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, could reasonably be expected to result in any Material
     Adverse Change. The use of such Intellectual Property in connection with the business and operations of each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties does not, to the Company's knowledge, infringe on the rights of any person except where any such infringement has not resulted in, or could not reasonably be expected to result in any Material Adverse Change.

          (x) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (y) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) The Company has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (aa) Each of the Company, the Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. None of the Company, any Subsidiary and Nationwide with respect to the Nationwide Stations, and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (bb) Neither the Company nor Nationwide with respect to the Nationwide Stations has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or Nationwide with respect to the Nationwide Stations, respectively, which the Company knows or has reason to believe to have been illegal under any Federal, state or local laws of the United States or any other country having jurisdiction; and neither the Company nor Nationwide with respect to the Nationwide Stations has participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

          (cc) The Company does not own any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and, except as disclosed in the Prospectus, none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

          (dd) Each person described in the Prospectus as a person to whom the Company or any of the Subsidiaries provides programming pursuant to a local marketing agreement or a joint sales agreement (a "Licensee") has been issued by the FCC an FCC license (which is in full force and effect) for the operation of the commercial radio broadcast station identified in the Prospectus as programmed by the Company or any of its Subsidiaries, which licenses expire on the dates set forth in the Prospectus.

          (ee) Each person described in the Prospectus as a person to whom the Company or any of the Subsidiaries provides programming pursuant to an exclusive sales agency agreement (a "Mexican Licensee"), has been issued by the Mexican government all necessary Mexican licenses (which are in full force and effect) for the operation of the commercial radio broadcast station identified in the Prospectus as programmed by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries have all Authorizations necessary to deliver programming to the Mexican Licensees.

          (ff) Each of the Company, its Subsidiaries and Nationwide with respect to the Nationwide Stations and, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, has filed with the FCC all material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests. No notice has been issued by the FCC which could permit, or after notice or lapse of time or both could permit, revocation or termination of any FCC license of any of the Subsidiaries, Nationwide with respect to the Nationwide Stations or, to the knowledge of the Company, the Pending Transaction Parties with respect to the Pending Properties, or to the knowledge of the Company, of any of the Licensees prior to the expiration dates thereof or which could reasonably be expected to result in any other material impairment of any of the Subsidiaries', or Nationwide with respect to the Nationwide Stations or its subsidiaries, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries with respect to the Pending Properties, or, to the knowledge of the Company, of any of the Licensees' rights thereunder and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          (gg) Each of the Company's radio and television stations (the "Stations")is now operating, and has operated, in compliance in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), and the published rules and regulations of the FCC. There is not issued, outstanding or pending any Notice of Violation, Notice of Apparent Liability, Order to Show Cause, material complaint or investigation by or before the FCC which could materially threaten or materially adversely affect any of the Company's or any of its Subsidiaries', Nationwide with respect to the Nationwide Stations, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries' with respect to the Pending Properties, or, to the knowledge of the Company, any Licensees' FCC licenses or which could reasonably be expected to result in any material adverse effect upon any of the Company's Subsidiaries, Nationwide with respect to the Nationwide

     Stations, or, to the knowledge of the Company, the Pending Transaction Parties or their subsidiaries with respect to the Pending Properties, or, to the knowledge of the Company, any Licensees' operation of its respective stations and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, nor does the Company have reason to believe that the FCC licenses with respect to the Stations will not be renewed for a full eight year term when such FCC licenses are due for renewal.

          (hh) The execution, delivery and performance of the obligations by the Company under this Agreement are not and will not be contrary to the Communications Act, as amended, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC.

          (ii) Other than for the divestiture of two radio stations in San Diego, California as described in the Prospectus, the execution, delivery and performance of the obligations by JCC, Citicasters Co. and Nationwide (each, a "Nationwide Transaction Party" and, collectively, the "Nationwide Transaction Parties") and, to the knowledge of the Company, by the Pending Transaction Parties with respect to the Pending Properties to the extent each is a party to the Transaction Documents are not and will not be contrary to the Communications Act, will not result in any violation of the FCC's published rules and regulations, will not cause any forfeiture or impairment of any FCC license of any of the Stations by or before the FCC, and will not require any consent, approval or authorization of the FCC. Other than the applications relating to the divestiture of two radio stations in San Diego, California, all necessary applications, exhibits or other filings required by the FCC for transfer of control of the Stations now controlled by the Pending Transaction Parties with respect to the Pending Properties pursuant to the applicable Transaction Documents have been filed with the FCC (the "Transfer Applications"). To the best of the Company's knowledge, there are no circumstances that would cause the FCC to reject the Transfer Applications.

          (jj) The Nationwide Transaction Parties and, to the knowledge of the Company, the Pending Transaction Parties, have, to the extent each is or will be a party thereto, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents; each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Nationwide Transaction Parties and, to the knowledge of the Company, the Pending Transaction Parties, to the extent each is a party thereto, and each constitutes a valid and legally binding agreement of the Nationwide Transaction Parties and, to the knowledge of the Company, the Pending Transaction Parties, enforceable against each Nationwide Transaction Party or Pending Transaction Party, as applicable, in accordance with its terms; except as set forth in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by each of the Nationwide Transaction Parties or, to the knowledge of the Company, each Pending Transaction Party, to the extent each is a party thereto, or the consummation by each of the Nationwide Transaction Parties, or to the knowledge of the Company, each of the Pending Transaction Parties, of any of the transactions contemplated thereby, except such as may be required and have been obtained, or upon effectiveness of the Registration Statement, will have been obtained, under the Act, the Exchange Act, the TIA, or state securities or "Blue Sky" laws or regulations or such as may be required by the NASD in connection with the purchase and distribution of the Shares by the Underwriters; and none of the Nationwide Transaction Parties, is (i) in violation of its charter or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation would have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, Authorizations, certificate or agreement or instrument to which any of them is a party or to which any of them is subject, which default would have a Material Adverse Effect.

          (kk) The execution, delivery and performance by the Nationwide Transaction Parties, to the extent each is a party thereto, of each of the Transaction Documents, and the consummation by the respective Nationwide Transaction Parties of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any of the Transaction Documents or any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which a Nationwide Transaction Party, is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would have a Material Adverse Effect, (ii) the charter or bylaws of the

     Nationwide Transaction Party, or (iii) any statute, judgment, decree, order, rule or regulation of any court, governmental agency or other body or self regulatory organization applicable to each Nationwide Transaction Party, or any of their respective properties or assets, which violation, conflict, breach or default would have a Material Adverse Effect.

          (ll) The Nationwide Acquisition has been duly authorized by the Nationwide Transaction Parties and the transactions contemplated by the Transaction Documents have been approved, to the extent required, by all appropriate corporate action; approval of the transactions contemplated by the Transaction Documents by the shareholders of the Company is not required.

          (mm) The Company has delivered to the Underwriters a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Underwriters; there exists as of the date hereof (after giving effect to the transactions contemplated by the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in the Credit Facility, the LYONs due 2011, the 10-1/8% Notes, the 9-3/4% Notes, the 8-3/4% Notes, the LYONs or the Sub Notes, respectively) under the Credit Facility, the LYONs due 2011, the 10-1/8% Notes, the 9-3/4% Notes, the 8-3/4% Notes, the LYONs or the Sub Notes, respectively, and no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents other than the Credit Facility, the LYONs due 2011, the 10-1/8% Notes, the 9-3/4% Notes, the 8-3/4% Notes, the LYONs or the Sub Notes, which would result in a Material Adverse Effect or materially adversely effect the ability of each of the Company or Nationwide to consummate the transactions contemplated by the Transaction Documents. For purposes of this Agreement, "LYONS DUE 2011" means the liquid yield option notes due 2011 issued by the Company pursuant to an Indenture, dated as of June 12, 1996, by and between the Company and the Bank of New York; "10-1/8% NOTES" means the 10-1/8% Senior Subordinated Notes due 2006 issued by JCAC, Inc. (predecessor to JCC), pursuant to an Indenture, dated as of June 12, 1996, by and among JCAC, Inc., the Company and First Trust of Illinois, National Association; "9-3/4% NOTES" means the 9-3/4% Senior Subordinated Notes due 2006 issued by JCC pursuant to an Indenture, dated as of December 17, 1996, by and among JCC, the Company, the Subsidiary Guarantors named therein and the Bank of New York; and "8-3/4% NOTES" means the 8-3/4% Senior Subordinated Notes due 2007 issued by JCC pursuant to an Indenture, dated as of June 11, 1997, by and among JCC, the Company, the Subsidiary Guarantors named therein and the Bank of New York.

          (oo) The Company has filed with the Commission all filings that are required to be filed as of the date hereof with respect to the financial statements of each of the Nationwide Transaction Parties and each of the Pending Transaction Parties in filings made under the Act and under the Exchange Act, specifically as required by Rule 3-05 of Regulation S-X and General Instructions and Item 7 of Form 8-K.

          (pp) Each of the representations and warranties contained in each of the Transaction Documents are true and correct on and as of the date hereof, except as could not have a Material Adverse Effect.

          (qq) The Company meets the requirements for registering an offering of securities with the Commission on registration statement Form S-3 pursuant to the standards for those Forms prior to October 21, 1992.

          (rr) The LYONs have received a rating of B3 from Moody's Investors Service ("Moody's"); and the Sub Notes have received a rating of B2 from Moody's.

          (ss) Immediately after any sale of the Shares, the LYONs and the Sub Notes by the Company or JCC, as applicable, the aggregate amount of securities that have been issued and sold by the Company or JCC, as applicable (including the Shares, the Sub Notes and the LYONs) will not exceed the amount of securities registered under the Registration Statement.

          7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, PROVIDED, HOWEVER, that (i) except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Company by DLJ expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus,
     (ii) the foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

          (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Underwriter (or the Underwriter controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by DLJ. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without the Company's written consent if (i) such settlement is entered into more than 10 business days after receipt by the Company of the aforesaid request, and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

          (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Registrants to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter furnished in writing by DLJ expressly for use in the Prospectus.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any of the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Underwriters (and its related Indemnified Persons) shall be required to contribute any amount in excess of the amount by which the total underwriting discount applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

          8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Company under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Shares contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A promulgated under the Act, such post-effective amendment shall have become effective) not later than 10:00 A.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 P.M.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Shares, the LYONs, or the Sub Notes and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares or the consummation of the transactions contemplated by the Transaction Documents.

          (d) (i) Since the date hereof or since the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of the Subsidiaries taken as a whole and (iii) the Company and the Subsidiaries taken as a whole, shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, respectively, and is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest applicable balance sheet included in the Registration Statement and the Prospectus.

          (e) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by the President or any Vice President and a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

          (f)  On the Closing Date, you shall have received:

          (1) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Graydon, Head & Ritchey, counsel for the Company (which opinion shall, in regards to any matters covered by the law of the State of Florida, rely on the opinion of Florida counsel reasonably acceptable to the Underwriters), to the effect \that:

                    (i) (A) the Company and each of Jacor Cable, Inc., a Kentucky corporation, Broadcast Finance, Inc., an Ohio corporation; Citicasters Co., an Ohio corporation; Jacor Broadcasting Corporation, an Ohio corporation; Jacor Broadcasting of Youngstown, an Ohio corporation; WHOK, Inc., an Ohio corporation; Jacor Broadcasting of Florida, Inc., a Florida corporation; Jacor Broadcasting of Sarasota, Inc., a Florida corporation; Jacor Broadcasting of Tampa Bay, Inc., a Florida corporation; JCC, a Florida corporation; GACC-N26LB, Inc., a Delaware corporation; Jacor Broadcasting of Charleston, Inc., a Delaware corporation; Jacor Broadcasting of Kansas City, Inc., a Delaware corporation; Jacor Broadcasting of Las Vegas, Inc., a Delaware corporation; Jacor Broadcasting of Las Vegas II, Inc., a Delaware corporation; Jacor Broadcasting of Louisville, Inc., a Delaware corporation; Jacor Broadcasting of Louisville II, Inc., a Delaware corporation; Jacor Broadcasting of Salt Lake City, Inc., a Delaware corporation; Jacor Broadcasting of Salt Lake City II, Inc., a Delaware corporation; Jacor Broadcasting of San Diego, Inc., a Delaware corporation; Jacor Broadcasting of St. Louis, Inc., a Delaware corporation; Jacor Licensee of Charleston, Inc., a Delaware corporation; Jacor Licensee of Kansas City, Inc., a Delaware corporation; Jacor Licensee of
               Las Vegas, Inc., a Delaware corporation; Jacor Licensee of
               Las Vegas II, Inc., a Delaware corporation; Jacor Licensee of Louisville, Inc, a Delaware corporation; Jacor Licensee of Louisville II, Inc., a Delaware corporation; Jacor Licensee of Salt Lake City, Inc., a Delaware corporation; Jacor Licensee of Salt Lake City II, Inc., a Delaware corporation; Jacor/Premiere Holding, Inc., a Delaware corporation; Multiverse Acquisition Corp., a Delaware corporation; Noble Broadcasting Group, Inc., a Delaware corporation; Noble Broadcasting Holdings, Inc., a Delaware corporation; NSN Network Services, Ltd., a Delaware corporation; Premiere Radio Networks, Inc., a Delaware corporation, and Radio-Active Media, Inc., a Delaware corporation, is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be reasonably expected to have, singly or in the aggregate, a Material Adverse Effect; and (B) the Company has the requisite corporate power and authority to execute, deliver and perform this Agreement;

                    (ii) the Transaction Documents have been duly authorized,
               executed and delivered by the Registrants, as applicable;

                    (iii) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" and conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; (B) the shares of issued and outstanding Common Stock, have been duly authorized and are validly issued and are fully paid and nonassessable; (C) the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and (D) the issuance of the Shares is not subject to preemptive or other similar rights;

                    (iv) all of the issued and outstanding shares of capital
               stock of, or other ownership interests in, each Subsidiary listed in subparagraph (i) above have been duly and validly authorized and issued and are fully paid and nonassessable, and the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company, and are owned free and clear of any Lien, except for Liens pursuant to the Credit Facility;

                    (v) to the knowledge of such counsel (after due inquiry)
               there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary except as disclosed in the Prospectus;

                    (vi) neither the Company nor any of the Subsidiaries is (A)
               an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding
               Company Act of 1935, as amended;

                    (vii) neither the consummation of the transactions
               contemplated by this Agreement nor the sale, issuance, execution or delivery of the Shares, the LYONs or the Sub Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System;

                    (viii) when authenticated in accordance with the terms of
               the respective indenture and delivered to and paid for in accordance with the terms of the respective underwriting agreement, the LYONs and the Sub Notes will constitute valid and legally binding obligations of the Company and JCC, respectively, enforceable against the Company and JCC, respectively, in accordance with their respective terms and entitled to the benefits of the respective indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                    (ix) to the best knowledge of such counsel, there is no
               current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective properties is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                    (x) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included therein;

                    (xi) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements and term sheets thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel (after due inquiry) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the Act;

                    (xii) no authorization, approval, consent or order of, or
               filing with, any court or governmental body or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, the Exchange Act, state securities or "Blue Sky" laws or regulations or such as may be required by the NASD; no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the consummation by the Company, or Nationwide with respect to the Nationwide Stations, of the transactions contemplated by the applicable Transaction Documents, except as disclosed in the Prospectus; the execution and delivery of this Agreement, the issuance and sale of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of (A) any of the respective charters or bylaws of the Company or any of the Subsidiaries or (B) to the knowledge of such counsel (after due inquiry), the terms or provisions of any agreement or instrument which is filed as an exhibit to the Registration Statement and to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the properties of the Company or any of the Subsidiaries is subject, or (C) to the knowledge of such counsel (after due inquiry) constitute a default under, any statute, rule or regulation to which the

               Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject or (D) any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties which conflict, breach or default in each of the cases described in clauses (B), (C) and (D) could reasonably be expected to have a Material Adverse Effect;

                    (xiii) at the time it became effective and on the Closing
               Date, the Registration Statement complied as to form in all material respects with the Act;

                    (xiv) to the knowledge of such counsel, neither the Company nor the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change. The use of such Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not, to the knowledge of such counsel, infringe on the rights of any person;

                    (xv) to the best knowledge of such counsel, (A) there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company, any of the Subsidiaries or Nationwide with respect to the Nationwide Stations are a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed as exhibits thereto and (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described or filed in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, or any agreement identified on a schedule attached to the opinion, except for defaults which could not reasonably be expected to have a Material Adverse Effect and (c) the statements in the Prospectus under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale" insofar as they relate to statements of law or legal conclusions are accurate in all material respects;

                    (xvi) the Company, the Subsidiaries and to the knowledge of such counsel, Nationwide, to the extent each is a party thereto, have full corporate power and authority to execute, deliver and perform its respective obligations under the applicable Transaction Documents;

                    (xvii) the Transaction Documents, assuming the
               authorization, execution and delivery thereof by the parties other than the Company and Nationwide constitute valid and legally binding agreements of the respective parties thereto enforceable against each of the parties, to the extent each is a party thereto, inaccordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity) and except to the extent that a waiver of rights under usury laws may be unenforceable; and

                    (xviii) the approval of the transactions contemplated by the
               Transaction Documents by the stockholders of the Company is not required.

               (2) Such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel in connection with the preparation of the Registration Statement and Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above); and such counsel advises you that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (as amended or supplemented, if applicable), at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), or the Prospectus (as amended or supplemented), as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that the firm assumes no responsibility for, and the firm has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Registration Statement.

              (3) An opinion (satisfactory to you and your counsel), dated the Closing Date of Hogan & Hartson L.L.P., counsel for the Company with respect to FCC and related matters to the effect that:

                    (i) those statements in the Prospectus (including the statements incorporated by reference in the Prospectus, under the caption "Business -- Federal Regulation of Radio Broadcasting" in the Company's Form 10-K filed for the year ended December 31, 1996) that describe provisions of the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's published rules or regulations (for purposes of this opinion only, the "Rules") are accurate descriptions in all material respects.

                    (ii) Schedule 1 to this opinion sets forth a complete list of the main station authorizations issued by the FCC to the Company and its Subsidiaries (for purposes of this opinion only, the "Licenses"). To such counsel's knowledge, the Licenses are the only licenses, permits or authorizations required under the Communications Act for the broadcast of signals on the main station frequency of each of the radio stations listed on
               Schedule 2 (for purposes of this opinion only, the "Jacor Stations"). Except for the pending applications noted on
               Schedule 1 hereto, the Licenses are in full force and effect (and the time within which any administrative or judicial appeal, reconsideration, rehearing or other review might be sought has lapsed with respect to the grant of the authorizations for the currently effective terms, and no such appeal, reconsideration, rehearing, or other review has been taken or instituted), and are held by the relevant Subsidiary, and the expiration date of each License is set forth in Schedule 1 hereto. Except as indicated on Schedule 3 to this opinion, the Licenses are not subject to any conditions imposed by the FCC other than those that appear on the Licenses or are customarily imposed by the FCC on radio stations of the same class and type.

                    (iii) Except as listed in Schedule 4 hereto, there is no
               proceeding or other administrative action pending or, to such counsel's knowledge, threatened, before the FCC against the Company or any Subsidiary, which, if adversely determined, would materially and adversely affect the business or financial condition of the Company and its Subsidiaries, taken as a whole. To such counsel's knowledge, except as listed on Schedule 5 to this opinion, the Company and the Subsidiaries have filed with the FCC during the current license term of each License all material reports and forms required to be filed by the Company and the Subsidiaries with the FCC with respect to the Jacor Stations.

                    (iv) The execution and delivery by the Company and any
               Subsidiary of the Transaction Documents, and the performance of the obligations as of the date hereof by the Company under the Underwriting Agreement, (i) do not violate the Communications Act, (ii) do not violate any of the Rules, (iii) do not violate the terms of any of the Licenses, (iv) do not cause any forfeiture or impairment of any License and (v) do not require any consent, approval or authorization of the FCC that has not been obtained. Except as indicated on Schedule 6, all necessary applications required by the FCC as of the date hereof for the transfer of control or assignment of the licenses of the stations described in the Prospectus under "Pending Radio Station Transactions" have been filed with the FCC.

          (g) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

          (h) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., Ernst & Young LLP and KPMG Peat Marwick, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus for each of (i) the Company and the C&L Audited Companies, (ii) Premiere and (iii) Nationwide, respectively.

          (i) Skadden Arps shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (j) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (k) At the Closing Date, the LYONs and the Shares shall have been approved for quotation on the Nasdaq Stock Market's SmallCap Market and Nasdaq National Market, respectively, subject to notice of issuance.

          (l) There shall have been no amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which under the Act are not required to be disclosed in the Prospectus or any supplement thereto and which have been disclosed to the Underwriters prior to the date hereof.

          (m) Each of the Company, and Nationwide, shall, to the extent each is a party thereto, have complied in all respects with all agreements and covenants in the Transaction Documents and performed all conditions specified therein that the terms thereof require to be complied with or performed at or prior to the date hereof.

          (n) Prior to or concurrently with the purchase and sale of the Shares hereunder, the Company shall have completed the LYONs Offering and the Sub Notes Offering.

          (o) Except as is disclosed to the Underwriters in writing, the representations and warranties of the Company, as applicable, and Nationwide set forth in the Transaction Documents shall be true, accurate and complete in all respects.

          (p) Prior to the Closing Date, the Company shall have obtained the determination of the Administrative Agent (as that term is defined in the Credit Facility) pursuant to Section 6.11(g) of the Credit Facility that the Sub Notes are substantially similar to the 10-1/8% Notes, the 9-3/4% Notes and the 8-3/4% Notes.

          (q) The Registrants shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements contained herein.

          The several obligations of the Underwriters to purchase any Additional Shares hereunder is subject to the delivery to you on the Applicable Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters relevant to the issuance of such Additional Shares.

          9. DEFAULTS. If on the Closing Date or any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate amount of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter(s) agreed but failed or refused to purchase does not exceed 10% of the total number of Shares to be purchased on such date by all of the Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule I hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, with respect to which such default exceeds 10% of such total number of the Shares to be purchased on such date by all Underwriter(s) and arrangements satisfactory to the other Underwriter(s) and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter(s) or the Company, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, the Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default by any such Underwriter under this Agreement.

          10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change occurs which, in the judgment of any Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, change or emergency would, in the judgment of any Underwriter, make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus,
(iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or in the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by Federal, New York or Kentucky authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (vi) the enactment, publication, decree, or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, materially and adversely affects or will materially and adversely affect the business or operations of the Company or any Subsidiary, or (vii) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, PROVIDED, that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of any Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or materially impair the investment quality of the Shares.

          The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters pursuant to clauses (i) or (vii) of the second paragraph of this Section 10 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) hereof.

          11. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at Jacor Communications, Inc., 50 East RiverCenter Boulevard, 12th Floor, Covington, Kentucky 41011, Attention: Randy Michaels, Chief Executive Officer, fax (606) 655-9345, with a copy to Graydon, Head & Ritchey, 1900 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202, Attention:
Richard G. Schmalzl, Esq., and (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172 Attention: Syndicate Department, and, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Gregg A. Noel, Esq., or in any case to such other address as the person to be notified may have requested in writing.

          12. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

          13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE

MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.
 THE COMPANY, ON BEHALF OF ITSELF AND THE SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          14. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the Underwriters merely because of such purchase.

          15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

          16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to effect the meaning or interpretation of, this Agreement.

          17. SURVIVAL. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                       Very truly yours,

                                       JACOR COMMUNICATIONS, INC.



                                       By: /s/  R. Christopher Weber
                                          ------------------------------------
                                          Name:    R. Christopher Weber
                                          Title:   Senior Vice President
                                                   and Chief Financial Officer

                                        JACOR COMMUNICATIONS COMPANY**;
                                        BROADCAST FINANCE, INC.; CINE FILMS,
                                        INC.; CINE GUARANTORS, INC.; CINE
                                        GUARANTORS II, INC.; CINE GUARANTORS
                                        II, LTD.; CINE MOBILE SYSTEMS INT'L.
                                        N.V.; CINE MOVIL S.A. DE C.V.;
                                        CITICASTERS CO.; GACC-N26LB, INC.;
                                        GREAT AMERICAN MERCHANDISING GROUP,
                                        INC.; GREAT AMERICAN TELEVISION
                                        PRODUCTIONS, INC.; INMOBILIARIA
                                        RADIAL, S.A. DE C.V.*; JACOR
                                        BROADCASTING CORPORATION; JACOR
                                        BROADCASTING OF ATLANTA, INC.; JACOR
                                        BROADCASTING OF CHARLESTON, INC.;
                                        JACOR BROADCASTING OF COLORADO, INC.;
                                        JACOR BROADCASTING OF DENVER, INC.;
                                        JACOR BROADCASTING OF FLORIDA, INC.;
                                        JACOR BROADCASTING OF KANSAS CITY,
                                        INC.; JACOR BROADCASTING OF LAS
                                        VEGAS, INC.; JACOR BROADCASTING OF
                                        LAS VEGAS II, INC.; JACOR
                                        BROADCASTING OF LOUISVILLE, INC.;
                                        JACOR BROADCASTING OF LOUISVILLE II,
                                        INC.; JACOR BROADCASTING OF SALT LAKE
                                        CITY, INC.; JACOR BROADCASTING OF
                                        SALT LAKE CITY II, INC.; JACOR
                                        BROADCASTING OF ST. LOUIS, INC.;
                                        JACOR BROADCASTING OF SAN DIEGO,
                                        INC.; JACOR BROADCASTING OF SARASOTA,
                                        INC.; JACOR BROADCASTING OF TAMPA
                                        BAY, INC.; JACOR BROADCASTING OF
                                        TOLEDO, INC.; JACOR BROADCASTING OF
                                        YOUNGSTOWN, INC.; JACOR CABLE, INC.;
                                        JACOR LICENSEE OF

                                        CHARLESTON, INC.; JACOR LICENSEE OF
                                        KANSAS CITY, INC., JACOR LICENSEE OF
                                        LAS VEGAS, INC.; JACOR LICENSEE OF
                                        LAS VEGAS II, INC.; JACOR LICENSEE OF
                                        LOUISVILLE, INC.; JACOR LICENSEE OF
                                        LOUISVILLE II, INC.; JACOR LICENSEE
                                        OF SALT LAKE CITY, INC.; JACOR
                                        LICENSEE OF SALT LAKE CITY II, INC.;
                                        JACOR/PREMIERE HOLDING, INC.; JBSL,
                                        INC.; LOCATION PRODUCTIONS, INC.;
                                        LOCATION PRODUCTIONS II, INC.;
                                        MULTIVERSE ACQUISITION CORP.;
                                        ***NOBLE BROADCAST CENTER, INC.;
                                        NOBLE BROADCAST GROUP, INC.; NOBLE
                                        BROADCAST HOLDINGS, INC.; NOBLE
                                        BROADCAST LICENSES,  INC.; NOBLE
                                        BROADCAST OF SAN DIEGO, INC.; NOBRO,
                                        S.C*.; NOVA MARKETING GROUP, INC.;
                                        NSN NETWORK SERVICES, LTD.; PREMIERE
                                        RADIO NETWORKS, INC.***; RADIO-ACTIVE
                                        MEDIA, INC.; SPORTS RADIO
                                        BROADCASTING, INC.; SPORTS RADIO,
                                        INC.; THE SY FISCHER COMPANY AGENCY,
                                        INC.;VTTV PRODUCTIONS; AND WHOK, INC.

                                        By:  /s/  R. Christopher Weber
                                             -------------------------------
                                             Name:     R. Christopher Weber
                                             Title:    Senior Vice President
                                             and Assistant Secretary  for all
                                             above companies except those
                                             marked with an *, of which he is
                                             Treasurer, those marked with
                                             an **, of which he is Senior Vice
                                             President, Chief Financial Officer
                                             and Secretary, and those
                                             marked with an ***, of which
                                             he is Senior Vice President

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN SACHS & CO.
MORGAN STANLEY & CO.
   INCORPORATED
SMITH BARNEY INC.

Acting on behalf of themselves


By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By: /s/ Michael Hooks
   ---------------------------------
     Name: Michael Hooks
     Title: Managing Director

                                      SCHEDULE I

                                                                       Number of
                                                                       Shares to
Underwriters                                                        Be Purchased
------------                                                        ------------

Donaldson, Lufkin & Jenrette Securities Corporation. . . . .            912,000
Goldman Sachs & Co.. . . . . . . . . . . . . . . . . . . . .            912,000
Morgan Stanley & Co. Incorporated. . . . . . . . . . . . . .            912,000
Salomon Smith Barney Inc.. . . . . . . . . . . . . . . . . .            912,000
Chase Securities Inc.  . . . . . . . . . . . . . . . . . . .            152,000
CIBC Oppenheimer Corp. . . . . . . . . . . . . . . . . . . .            152,000
Dresdner Kleinwort Benson North America LLC  . . . . . . . .            152,000
NationsBanc Montgomery Securities LLC  . . . . . . . . . . .            152,000
Genesis Merchant Group Securities  . . . . . . . . . . . . .            152,000
TD Securities (USA) Inc. . . . . . . . . . . . . . . . . . .            152,000
                                                                    ------------
     Total.. . . . . . . . . . . . . . . . . . . . . . . . .          4,560,000
                                                                    ===========